BALLARD  SPAHR  ANDREWS &  INGERSOLL,  LLP
                       201 South Main Street, Suite 1200
                            Salt Lake City, UT 84111
                           Telephone: (801) 531-3000
                              Fax: (801) 531-3001


                                  April 8, 1998

Royal Aloha Development Company
1505 Dillingham Boulevard, Suite 212
Honolulu, HI 96817

     Re:  Registration Statement on Form SB-2

Dear Sirs;

          Royal Aloha Development Company, a Nevada corporation (the "Company"), has filed with the Securities and Exchanges commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed issuance and sale by the Company of its 13% Eight Year Deferred Interest Subordinated Notes (the "Notes"). The aggregate principal amount of the Notes will not exceed $9,200,000.

          The Notes  will be issued  under and  pursuant  to an  Indenture  (the
"Indenture") between the Company and First Trust of New York, National Association, as Trustee (the "Trustee").

We have acted as counsel to the Company in connection with the issuance and sale of the Notes. In such capacity, we are familiar with the transactions that are the subject matter of the Registration Statement. We have examined such corporate records of the Company and such other instruments, documents, certificates, and agreements and made such further investigation as we have deemed necessary as a basis for this opinion.

          For the purpose of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement; (2) the Commission shall have issued an order declaring effective the Registration Statement under the Securities Act; (3) requisite authorizations, approvals, consents, or exemptions under the securities laws of the various States and other jurisdictions of the United States [and Canada] shall have been obtained; and (4) the Indenture under which the Notes shall be issued shall

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Royal Aloha Development Company
July 18, 1997
Page 2


be duly completed, executed and delivered pursuant to proper authority granted by the Board of Directors of the Company.

          Based upon the foregoing and subject to the foregoing assumptions, we are of the opinion that, when properly authenticated and delivered by the Trustee under the Indenture, the Notes will be legally issued and will be binding obligations of the Company enforceable against the Company in accordance with their terms and are entitled to the benefits (and are subject to all of the limitations) of the Indenture, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or law) and (b) the waiver contained in Section 4.6 of the Indenture may be deemed unenforceable.

          We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the State of Nevada. To the extent that the opinions set forth above relate to matters under the laws of the State of Nevada, we have relied solely on the opinion of Haney, Woloson & Mullins.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the references to our firm in the prospectus which is a part of the Registration Statement.

                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP


                                      Ballard Spahr Andrews & Ingersoll, LLP